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                       The Exhibit Index begins on page 5
      As filed with the Securities and Exchange Commission on May 23, 1996
                          Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                USF&G CORPORATION
               (Exact name of issuer as specified in its charter)

           MARYLAND                                                   52-1220567
           (State or other jurisdiction of  (I.R.S. Employer Identification No.)
                  incorporation or organization)

                                100 LIGHT STREET
                                                         21202
                            BALTIMORE, MARYLAND        (Zip Code)
                  (Address of principal executive offices)

                     1994 STOCK PLAN FOR EMPLOYEES OF USF&G
                            (Full title of plan)

(Name, address and telephone
number of agent for service)                                    (Copy to:)

JOHN A. MACCOLL, ESQUIRE                        JOHN F. HOFFEN, JR., ESQUIRE
USF&G CORPORATION                               USF&G CORPORATION
100 LIGHT STREET                                100 LIGHT STREET
BALTIMORE, MARYLAND        21202                BALTIMORE, MARYLAND       21202
(410) 547-3000                                 (410) 547-3000

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum       Proposed maximum
Title of Securities to      Amount to be        offering price per     aggregate offering         Amount of
     be registered           registered               share                  price             registration fee
Common Stock (par         1,000,000 shares           $15.50*              $15,500,000*            $5,345.00*
value $2.50 per share)


* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the closing price of USF&G Corporation Common Stock reported on the New
York Stock Exchange on May 21, 1996 (i.e., $15.50).

                               STATEMENT REQUIRED
                  IN ACCORDANCE WITH INSTRUCTION E TO FORM S-8


         The purpose of this registration statement on Form S-8 is to register an additional 1,000,000 shares for issuance pursuant to the terms of the 1994 Stock Plan for Employees of USF&G (hereinafter referred to as the "Plan"). The contents of the earlier registration statement for this Plan, filed on September 29, 1994, Registration No. 33-55671, are hereby incorporated by reference into this registration statement.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by J. Kendall Huber, Vice President and Deputy General Counsel for the Registrant. As of May 22, 1996, Mr. Huber owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Corporation's outstanding Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there- unto duly authorized, in the City of Baltimore, State of Maryland on the 22nd day of May, 1996.

                                                   USF&G CORPORATION

                                          By: /s/ Norman P. Blake, Jr.
                                          Norman P. Blake, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of shares of Common Stock and other securities to employees of the Corporation and its subsidiaries (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of May, 1996.

SIGNATURE                                         TITLE
                                      Director, Chairman of the Board,
/s/ Norman P. Blake, Jr.              Chief Executive Officer, and President
    Norman P. Blake, Jr.

                                      Executive Vice President, Chief Financial
                                      Officer (Principal Financial Officer and
/s/ Dan L. Hale                       Accounting Officer)
    Dan L. Hale

            SIGNATURE                                           TITLE

            /s/ H. Furlong Baldwin                              Director
            H. Furlong Baldwin

            /s/ Michael J. Birck                                Director
            Michael J. Birck

            /s/ George L. Bunting, Jr.                          Director
            George L. Bunting, Jr.

            /s/ Robert E. Davis                                 Director
            Robert E. Davis

            /s/ Dale F. Frey                                    Director
            Dale F. Frey

            /s/ Robert E. Gregory, Jr.                          Director
            Robert E. Gregory, Jr.

            /s/ Robert J. Hurst                                 Director
            Robert J. Hurst

            /s/ Wilbur G. Lewellen                              Director
            Wilbur G. Lewellen

            /s/ Henry A. Rosenberg, Jr.                         Director
            Henry A. Rosenberg, Jr.

            /s/ Larry P. Scriggins                              Director
            Larry P. Scriggins



            SIGNATURE                                           TITLE

            /s/ Anne M. Whittemore                              Director
            Anne M. Whittemore

            /s/ R. James Woolsey                                Director
            R. James Woolsey

                                  EXHIBIT INDEX

Exhibit                                                               Sequential
Number                     Description                               Page Number

4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A filed September 21, 1987)

5                 Opinion and Consent of Counsel Regarding the Legality
                  of the Shares of Common Stock                               7

23.1              Consent of Independent Auditors                             8

23.2              Consent of Counsel (included in Exhibit 5 above)

28                Information Reports Furnished to
                  State Insurance Regulatory Authorities            See note (1)

- --------------------------------

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                                    EXHIBIT 5





                                  May 22, 1996


 USF&G Corporation
 100 Light Street
 Baltimore, Maryland  21202

Gentlemen:

         I am the duly elected and acting Vice President-Deputy General Counsel of USF&G Corporation (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 1,000,000 shares of Common Stock, par value $2.50 per share, of the Corporation (the "Common Stock") for issuance pursuant to the 1994 Stock Plan for USF&G Employees (the "Plan").

         In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 1,000,000 shares of Common Stock pursuant to the Plan, (iii) the Plan, and (iv) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

         Based upon the foregoing, I am of the opinion that:

         1.` The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

         2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item 5 of this Registration statement.

                                                              Very truly yours,
                                                           \s\ J. Kendall Huber
                                                               J. Kendall Huber

                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS
Board of Directors
USF&G Corporation

         We are aware of the incorporation by reference in this Registration Statement (Form S-8) of USF&G Corporation for the registration of 1,000,000 shares of its common stock and our report dated May 14, 1996, relating to the unaudited consolidated interim financial statements of USF&G Corporation which is included in its Form 10-Q for the quarter ended March 31, 1996.

         Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                          /s/ ERNST & YOUNG, LLP

Baltimore, Maryland
May 21, 1996